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                              [ERNST & YOUNG LETTERHEAD]



June 23, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington , D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 23, 1998 of United Homes, Inc. and are in agreement with the statements contained therein.




                              /s/  Ernst & Young LLP